Exhibit 16.1

August 27, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K dated August 25, 2004 of Carrizo Oil & Gas, Inc. and are in agreement with the statements contained in the first seven paragraphs in Item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                        Very truly yours,

                                                        /s/Ernst & Young LLP